UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2010

GDT TEK, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

555 Winderely Place, Suite 300 Orlando, Florida (Address of principal executive offices)	327510 (Zip Code)

(407)-574-4740 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

The filing of the Company’s Form 10-K, including its audited financial statements, for the fiscal year ended June 30, 2010 has been delayed due to the fact that the Company has not been able to complete the necessary audits required.  In June 2010, the Company acquired RTR Global Investments LLC as its wholly owned subsidiary.  The Company is in the process of completing the necessary audits of RTR Global’s financial statements to allow for consolidated financial statements for both companies to be included in our Form 10-K.  We plan to file the Form 10-K as soon as the audited consolidated financial statements are available.

The filing of the Form 10-Q for the first quarter ended September 30, 2010 is also delayed pending the completion of the audit of RTR Global’s financial statements.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

10.1	PG&E Power Purchase Agreement with RTR Global Investments LLC, a wholly owned subsidiary of the Company, for American Canyon Landfill located at 725 Eucalyptus Drive, Napa County, California.

10.2
PG&E Power Purchase Agreement with RTR Global Investments LLC, a wholly owned subsidiary of the Company, for Guadalupe Mines Landfill located at 15999 Guadalupe Mines Rd. San Jose in Santa Clara County, California.

10.3	PG&E Power Purchase Agreement with RTR Global Investments LLC, a wholly owned subsidiary of the Company, for Menlo Park Landfill located at 1680 Marsh Rd. in Santa Clara County, California.

10.4	PG&E Power Purchase Agreement with RTR Global Investments LLC, a wholly owned subsidiary of the Company, for Visalia Landfill located at 32982 Road 80, Visalia in Tulare County, California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GDT TEK, INC.

Dated: November 16, 2010	/s/ Albert Reda
By: Albert Reda
Its: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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